CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Arizona Tax Exempt Income Fund:

We consent to the use of our report dated July 12, 2010 to the Putnam Arizona Tax Exempt Income Fund, included herein, and to the references to our firm under the captions “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

Boston, Massachusetts
September 22, 2010